UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2016

Fox Factory Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01     Entry into a Material Definitive Agreement
On May 11, 2016 Fox Factory Holding Corp., a Delaware corporation (the “Company”) amended and restated its existing credit agreement (as amended and restated, the “Second Amended and Restated Credit Agreement”), by and among the Company, Fox Factory, Inc. and ST USA Holding Corp. (collectively, the “Borrowers”), the lenders party thereto, and SunTrust Bank, as Administrative Agent (“Agent”). The Second Amended and Restated Credit Agreement, among other things, (i) increases the principal amount of the senior-secured term loan (the "Term Loan") from $46 million to $75 million, (ii) increases the maximum commitment amount of the senior-secured revolving credit facility (the "Revolving Commitment") from $60 million to $100 million, (iii) extends the termination date of the Revolving Commitment and the maturity date of the Term Loan to May 11, 2021, (iv) increases the maximum aggregate amount of incremental loans that may, subject to the satisfactions of certain conditions, be made from time to time from $50 million to $100 million and (v) provides additional flexibility for the Company to make Permitted Acquisitions and Restricted Payments by easing certain of the financial covenants in connection therewith. The proceeds from the Second Amended and Restated Credit Agreement will increase the liquidity of the Company and be used to meet capital requirements for future growth through the continued execution of its strategic initiatives and future acquisitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second Amended and Restated Credit Agreement.
The Second Amended and Restated Credit Agreement contains customary representations and warranties. Should an Event of Default occur under the Second Amended and Restated Credit Agreement, the Agent, may, upon the request of lenders, declare the borrowings under the Second Amended and Restated Credit Agreement due and payable immediately. However, if such Event of Default is an involuntary bankruptcy, insolvency or other such proceeding, or any Borrower or any of their Subsidiaries admits in writing to the lenders that they are unable to pay or shall fail to pay its debts, the borrowings under the Second Amended and Restated Credit Agreement automatically become due and payable and no request of the lenders is necessary to initiate such action. The obligations of the Borrowers, including the Company, under the Second Amended and Restated Credit Agreement are secured by a Guarantee and Security Agreement, originally dated August 7, 2013, by and among the Borrowers, and RFE Holding (US) Corp., a wholly owned subsidiary of Fox Factory Inc.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement as attached to this report as Exhibit 10.1 and incorporated herein by reference.

Section 2 Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure
On May 16, 2016, the Company issued a press release announcing its entry into the Second Amended and Restated Credit Agreement, which is attached hereto as Exhibit 99.1.
The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description

10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated May 11, 2016.
99.1	Copy of press release issued by Fox Factory Holding Corp. on May 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	May 16, 2016	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer